                                                                    Exhibit 5(o)



                               AMENDED SCHEDULE A
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                      TO THE SUB-ADVISER AGREEMENT BETWEEN
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          ALLMERICA INVESTMENT MANAGEMENT COMPANY,INC. (the "Manager")
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     AND JANUS CAPITAL CORPORATION (the "Sub-Adviser") DATED APRIL 28, 1992
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                RELATING TO THE SELECT CAPITAL APPRECIATION FUND
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                           Effective September 1, 1997

The Manager will pay to the Sub-Adviser as full compensation for the Sub-Adviser's services rendered, a fee, accrued monthly and paid quarterly based on the average daily net assets of the Fund as set forth below:


     Fund                             Net Assets                 Fee Rate
     ----                             ------------------         --------
Select Capital Appreciation Fund      First $100,000,000          0.60%
                                      Next $150,000,000           0.55%
                                      Next $250,000,000           0.50%
                                      Over $500,000,000           0.45%

The average daily net assets of the Fund shall be determined by taking an average of all of the determinations of net asset value during each month at the close of business each business day during such month while this Agreement is in effect.

The fee for each quarter shall be payable within ten (10) business days after the end of the quarter. If the Sub-Adviser shall serve for any period less than a full month, the foregoing compensation shall be prorated according to the proportion which such period bears to a full month.

                                 Allmerica Investment Management Company, Inc.

                                 By:  /s/ Thomas P. Cunningham        8/26/97
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                                 Janus Capital Corporation

                                 By:  /s/ Stephen L. Stieneker
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Accepted and Agreed to by
Allmerica Investment Trust

By:  /s/ Richard M. Reilly   8/26/97
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